PepsiCo To Express Confidence in Fourth Quarter Performance
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Company Will Update 2005 Earnings Guidance to Reflect Impact
of Anticipated Restructuring Actions

PURCHASE, N.Y., Nov. 9, 2005 – During comments today at an investor conference in New York City, PepsiCo will express confidence in the company’s business momentum and announce its intent to reinvest $0.03 of its 53rd week profits in restructuring to reduce costs in some of its operations.

The company expects to record a pretax charge of $65 million to $85 million related to the restructuring. Specific actions are being implemented throughout the fourth quarter as plans are finalized, and separate announcements detailing some of those actions will be released starting later today.

As a result of today’s announcement, the company stated it now expects 2005 reported earnings per share of $2.38 to $2.39, and confirmed it is on track to deliver core earnings per share of $2.64 to $2.65.

Chairman and CEO Steve Reinemund said, “We continue to see very good top line momentum, giving us confidence in our outlook for the fourth quarter. At the same time, we are tightening our belts wherever we can to be in position to deal more effectively with continued cost pressures next year.”

Reinemund continued: “The strong momentum of our business, together with these actions and a strong innovation calendar for 2006, gives us confidence that we will achieve our goal of low double-digit earnings per share growth in 2006.”

Updated 2005 Guidance

Estimated Reported EPS	$2.38-2.39
Impact of international cash repatriation tax charge*	0.27
Impact of 53rd week in reporting year*	(0.04)
Impact of fourth quarter restructuring charge	0.03

Estimated Core EPS *	$2.64-2.65
*Amounts unchanged from the Company’s previous guidance

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About PepsiCo

PepsiCo is one of the world’s largest food and beverage companies with annual revenues of $29 billion. Its principal businesses include Frito-Lay snacks, Pepsi-Cola beverages, Gatorade sports drinks, Tropicana juices and Quaker foods. Its portfolio includes 16 brands that generate $1 billion or more each in annual retail sales.

Cautionary Statement

This release contains statements concerning PepsiCo’s expectations for future performance. Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans and projections about future events and trends. As such, they are subject to numerous risks and uncertainties. Actual results and performance may be significantly different from expectations. Please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, for a discussion of specific risks that may affect our performance.

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Reconciliation of GAAP and Non-GAAP Information

We recognized a tax charge in the third quarter of 2005 related to the Company’s intention to repatriate $7.5 billion of international earnings under the provisions of the American Jobs Creation Act (AJCA). In the fourth quarter of 2005, we expect to record a restructuring charge to reduce costs in some of our operations. In 2005, we have an additional week of results (53rd week) as our fiscal year ends on the last Saturday of each December, resulting in an additional week of results every five or six years. We believe investors should consider our 2005 earnings per share guidance without the impact of the AJCA tax charge, the restructuring charge and the 53rd week as management believes it is more indicative of our ongoing performance.

2005 Guidance – Diluted EPS Reconciliation

Estimated
Year Ended
2005
Reported Diluted EPS	$2.38-$2.39
Impact of AJCA Tax Charge	0.27
Impact of 53rd Week	(0.04)
Impact of Restructuring Charge	0.03

Diluted EPS Excluding AJCA Tax Charge, 53rd Week and
Restructuring Charge	$2.64-$2.65

This material contains certain forward-looking statements based on our current expectations and projections about future events. Our actual results could differ materially from those anticipated in any forward-looking statements, but we undertake no obligation to update any such statements. Please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, for a discussion of specific risks that may affect our performance.

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